UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 17, 2014 (September 12, 2014)

The WhiteWave Foods Company

(Exact name of registrant as specified in its charter)

Delaware	001-35708	46-0631061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 Seventeenth Street, Suite 1000 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 635-4500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2014, The WhiteWave Foods Company (the “Company”) completed a public offering of $500,000,000 aggregate principal amount of its 5.375% Senior Notes due 2022 (the “Notes”).

The offering of the Notes was made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-198680) filed with the Securities and Exchange Commission (the “SEC”) on September 11, 2014 (the “Original Registration Statement”), as amended by Post-Effective Amendment No. 1 to the Original Registration Statement, filed on September 12, 2014, including a related prospectus and prospectus supplement each filed with the SEC on September 11, 2014.

In connection with the offering of the Notes, the Company entered into an Underwriting Agreement, dated September 12, 2014 (the “Underwriting Agreement”), among the Company, the subsidiaries of the Company named therein (the “Guarantors”) and J.P. Morgan Securities LLC, as representative on behalf of the several underwriters named therein (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell the Notes to the Underwriters and the Underwriters agreed to purchase the Notes for resale to the public. The Underwriting Agreement includes customary representations, warranties and covenants by each of the Company and the Guarantors. It also provides for customary indemnification by each of the Company, the Guarantors and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Notes mature on October 1, 2022 and accrue interest at a rate of 5.375% per annum, payable semiannually in arrears in cash on April 1 and October 1 of each year, beginning April 1, 2015.

The Company may redeem the Notes in whole or in part at any time or from time to time prior to October 1, 2017 in an aggregate principal amount not to exceed 40% of the principal amount of the Notes originally issued with the net cash proceeds of certain equity offerings at a redemption price of 105.375%, plus accrued and unpaid interest. The Company may also redeem the Notes in whole or in part at any time or from time to time at a redemption price of 100%, plus accrued and unpaid interest, plus a “make-whole” premium. In the event of a change of control triggering event, each holder of the Notes will have the right to require the Company to purchase for cash such holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest. The Indenture contains covenants limiting the Company’s and the Guarantors’ ability to create certain liens, enter into sale and lease-back transactions, and consolidate or merge with or into, or convey, transfer or lease all or substantially all of the Company’s consolidated properties and assets to, another person, each subject to certain exceptions, as well as certain customary events of default.

The Notes were issued under an Indenture, dated as of September 17, 2014 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of September 17, 2014, among the Company, the Guarantors and the Trustee.

The Underwriting Agreement, the Indenture and amendments thereto, and the form of global note for the offering, are filed as exhibits to this Form 8-K and are incorporated herein by reference.

Certain of the underwriters and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In particular, affiliates of each of the Underwriters are lenders under our senior secured credit facilities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 1.1	Underwriting Agreement, dated September 12, 2014, among TheWhiteWave Foods Company, the guarantors named therein and J.P. Morgan Securities LLC, as representative on behalf of the several underwriters named therein.

Exhibit 4.1	Indenture, dated September 17, 2014, between the Company and Wells Fargo Bank, National Association, as trustee.

Exhibit 4.2	First Supplemental Indenture to the Indenture, dated September 17, 2014, among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee.

Exhibit 4.3	Form of Note for 5.375% Senior Notes due 2022 (included in Exhibit 4.2).

Exhibit 5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

Exhibit 23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WHITEWAVE FOODS COMPANY

Date: September 17, 2014	By:	/s/ KELLY J. HAECKER
		Name:	Kelly J. Haecker
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated September 12, 2014, among TheWhiteWave Foods Company, the guarantors named therein and J.P. Morgan Securities LLC, as representative on behalf of the several underwriters named therein.

Exhibit 4.1	Indenture, dated September 17, 2014, between the Company and Wells Fargo Bank, National Association, as trustee.

Exhibit 4.2	First Supplemental Indenture to the Indenture, dated September 17, 2014, among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee.

Exhibit 4.3	Form of Note for 5.375% Senior Notes due 2022 (included in Exhibit 4.2).

Exhibit 5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

Exhibit 23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1 hereto).